UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
Concert Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Stockholders of Concert Pharmaceuticals, Inc. (the “Company”) held on June 11, 2020, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below as Class III Directors to the Company’s Board of Directors (the “Board”), to serve until the Company’s 2023 Annual Meeting of Stockholders.

Nominees	For	Withheld	Broker Non-Votes
Richard H. Aldrich	10,037,964	4,506,764	11,137,710
Thomas G. Auchincloss, Jr.	11,111,644	3,433,084	11,137,710
Christine van Heek	11,110,641	3,434,087	11,137,710

2. The stockholders approved, on a non-binding, advisory basis, the Company’s executive compensation.

For:	12,010,089
Against:	2,506,063
Abstain:	28,576
Broker Non-Votes:	11,137,710

3. The stockholders recommended, on a non-binding, advisory basis, that future non-binding, advisory votes on the Company’s executive compensation be held every year.

1 Year:	13,450,861
2 Years:	16,016
3 Years:	1,069,039
Abstain:	8,812
Broker Non-Votes:	11,137,710

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual non-binding, advisory vote on the Company’s executive compensation, the Board intends to hold future non-binding, advisory votes on the Company’s executive compensation every year.

4. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For:	25,633,853
Against:	37,857
Abstain:	10,728

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date: June 12, 2020	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer